PRESS RELEASE

Media contact:
Liz Flynn
Verticalnet, Inc.

eflynn@verticalnet.com

Verticalnet Reports Financial Results for the Third Quarter of 2007

MALVERN, PA – November 19, 2007 — (BUSINESS WIRE) -Verticalnet, Inc. (Nasdaq:VERT), a leading provider of on-demand supply management solutions, today announced results for its third quarter ended September 30, 2007.

Revenues for the quarter ended September 30, 2007 were $3.0 million, as compared to $4.2 million for the quarter ended September 30, 2006. Verticalnet’s net loss applicable to common shareholders for the quarter ended September 30, 2007 was $1.6 million, or ($0.99) per share as compared to a net loss applicable to common shareholders of $3.4 million, or ($3.36) per share, for the quarter ended September 30, 2006. Adjusted net loss from operations(a) for the quarter ended September 30, 2007 was $1.9 million, or ($1.17) per share as compared to an adjusted net loss from operations(a) of $1.7 million, or ($1.64) per share, for the quarter ended September 30, 2006. For the quarters ended September 30, 2007 and 2006, weighted-average shares outstanding were approximately 1.6 million and 1.0 million shares, respectively.

Total operating expenses, including cost of revenues, for the quarter were $4.7 million, which included non-cash charges for stock based compensation of $20,000 and amortization and depreciation expense of $289,000, as compared to $6.4 million for the third quarter of 2006, which included non-cash charges for stock based compensation of $350,000 and amortization and depreciation expense of $607,000. Excluding these non-cash charges, total operating expenses would have decreased by 22% for the quarter ended September 30, 2007 compared to the same period in 2006. Total operating expenses for the quarter ended September 30, 2007 was impacted by a one-time charge of $174,000 relating to the termination of our New York City office lease.

Billings(b) for the quarter ended September 30, 2007 were $3.7 million compared to $4.4 million for the comparable period last year.

Total software and software related revenues of $1.7 million for the third quarter of 2007 represented a decrease of 29% compared to the same period in 2006. Revenues for the quarter were impacted by the lack of any significant channel-driven European software transactions, which have provided significant billings and revenues over the past several quarters. In addition, software revenues from legacy products have greatly reduced since last year which has impacted software revenues modestly while allowing for significant reduction in operating expenses required to support these legacy products.

Services revenues for the third quarter of 2007 were $1.4 million as compared to $1.8 million for the comparable period in the prior year. The decline in service revenues were driven by an approximate decline of $1.0 in revenues from two of Verticalnet’s largest historical customers. Revenue from these two large historical customers accounted for 8.1% of total revenue in the third quarter of 2007 as compared to 30.1% of revenues in the third quarter of 2006.

During the quarter ended September 30, 2007, Verticalnet continued its efforts to reduce its overall cost structure through product line rationalization and organizational realignment. As a result of these measures, the Company achieved significant reductions in cost of revenues and operating expenses for the three months ended September 30, 2007 versus the same period in 2006. Compared to the same period in 2006, cost of revenues declined by 26%, and total operating expenses, including cost of revenues, declined overall by 26% or $1.7 million. During the quarter ended September 30, 2007 we incurred a one-time charge of $174,000 relating to the termination of our New York City office lease, excluding this charge total operating expenses, including cost of revenues, would have declined by 29%.

Total deferred revenues as of September 30, 2007 were $4.9 million which was slightly above the deferred revenue balance of $4.6 million at December 31, 2006. Cash balance as of September 30, 2007 was $642,000, decreasing by $2.2 million as compared to the cash balance of $2.8 million as of December 31, 2006. Verticalnet paid $518,000 in cash for debt service during the quarter ended September 30, 2007. Current liabilities increased to $14.7 million as of September 30, 2007 as compared to $11.6 million as of December 31, 2006, primarily due to the April 1, 2008 maturity of $5.2 million in the principal amount of our outstanding Discount Note. Verticalnet has until December 31, 2007 to exercise an option to extend the maturity date of the Discount Note to September 30, 2008. In the event we exercise this option, the principal amount of the Discount Note will increase by $575,000.

During the third quarter, Verticalnet signed 13 new customer contracts, including 3 new software customers and 4 renewals of key customer relationships.

(a)	Adjusted net loss from operations is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe that adjusted net loss from operations provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate adjusted net loss from operations in the same manner, and adjusted net loss from operations as presented by Verticalnet may not be comparable to adjusted net loss from operations presented by other companies. Included, following the financial statements, is a reconciliation of net loss to adjusted net loss from operations that should be read in conjunction with the financial statements.

(b)	Billings represents all invoices billed to customers during the quarter.

(c)	Software bookings represent all software and software related agreements entered into during the referenced period with new or existing customers.

About Verticalnet, Inc.

Verticalnet is a leading provider of on-demand supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet is helping Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about any increase in the outstanding principal amount of the discount note upon exercise of the option by the Company, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipated,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on The Nasdaq Capital Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, which have been filed with the SEC. Verticalnet is making these statements as of November 19, 2007 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of
Vert Tech LLC

Public Relations contact:	Investor Relations Contact:
Liz Flynn	Jonathan T. Cohen
Verticalnet, Inc.	Verticalnet, Inc.
610-240-0600	610-240-0600
Investorrelations@verticalnet.com	Investorrelations@verticalnet.com

Verticalnet, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September		Nine Months Ended September 30,
	30,
	2007	2006	2007	2006
Revenues:
Software and software related	$1,671	$2,343	$4,890	$5,774
Services	1,367	1,830	4,981	6,500

Total revenues	3,038	4,173	9,871	12,274

Cost of revenues:
Cost of software and software related	345	529	1,053	1,702
Cost of services	904	1,047	3,178	4,131
Amortization of acquired technology and customer contracts	117	272	617	768

Total cost of revenues	1,366	1,848	4,848	6,601

Gross profit	1,672	2,325	5,023	5,673

Operating expenses:
Research and development	824	1,201	2,811	4,074
Sales and marketing	1,172	1,630	3,804	5,464
General and administrative	1,276	1,547	3,645	4,885
Litigation and settlement costs	—	6	—	1,032
Restructuring charges (reversals)	—	(21)	—	195
Impairment charge for goodwill	—	—	—	9,877
Amortization of other intangible assets	86	201	288	660

Total operating expenses	3,358	4,564	10,548	26,187

Operating loss	(1,686)	(2,239)	(5,525)	(20,514)
Interest and other expense, net (1)	(297)	1,145	1,234	1,489

Net loss	(1,389)	(3,384)	(6,759)	(22,003)
Preferred stock dividends	210	—	247	—

Net loss applicable to common shareholders	$(1,599)	$(3,384)	$(7,006)	$(22,003)

Adjusted net loss from operations (3)	$(1,918)	$(1,652)	$(4,530)	$(7,035)

Basic and diluted loss per common share: (2)
Net loss	$(0.99)	$(3.36)	$(4.76)	$(23.11)

Adjusted net loss from operations (3)	$(1.17)	$(1.64)	$(3.06)	$(7.39)

Weighted average common shares outstanding:
Basic and diluted (2)	1,616	1,008	1,473	952

(1) During the three and nine months ended September 30, 2007 and 2006, the Company recorded a benefit from and a charge for changes in the fair value of derivative liabilities, respectively, as well as interest expense and accretion on its long-term debt.

(2)	During the three and nine months ended September 30, 2007 and 2006, the diluted earnings per share calculation was the same as the basic earnings per share calculation as all potentially dilutive securities were anti-dilutive.

(3)	See “Reconciliation of GAAP Results to Non-GAAP Results and Other Financial Data” elsewhere in this press release.

Verticalnet, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$642	$2,809
Accounts receivable, net	3,476	3,877
Prepaid expenses and other current assets	1,148	778

Total current assets	5,266	7,464
Property and equipment, net	348	920
Goodwill	9,765	9,709
Other intangible assets, net	1,308	2,184
Other assets	127	416

Total assets	$16,814	$20,693

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt, convertible notes, and non-current liabilities	$5,623	$2,170
Accounts payable and accrued expenses	5,701	5,698
Deferred revenues	3,391	3,756
Total current liabilities	14,715	11,624
Long-term debt, convertible notes, and non-current liabilities	1,514	6,127

Total liabilities	16,229	17,751
Series B Convertible preferred stock	147	—
Shareholders’ equity	438	2,942

Total liabilities and shareholders’ equity	$16,814	$20,693

Verticalnet, Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2007	2006	2007	2006
Operating activities:
Net loss	$(1,599)	$(3,384)	$(7,006)	$(22,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	290	607	1,204	1,839
Stock-based compensation	20	350	144	1,414
Impairment of goodwill	—	—	—	9,877
Accretion of promissory notes and non-cash interest	237	777	639	1,820
Change in the fair value of derivative liabilities	6	(64)	(153)	(1,265)
Change in the fair value of warrant liabilities	(999)	—	591	—
Amortization of deferred financing costs	4	211	103	467
Preferred stock dividends	210	—	247	—
Loss on disposal of property and equipment	316		316
Other non-cash items	1	—	1	9
Change in assets and liabilities, net of effect of acquisition:
Accounts receivable	910	520	401	331
Prepaid expenses and other assets	147	28	288	345
Accounts payable and accrued expenses	(16)	(259)	178	1,479
Deferred revenues	270	537	267	1,212
Net cash used in operating activities	(203)	(677)	(2,780)	(4,475)

Investing activities:
Capital expenditures	(10)	(11)	(39)	(77)
Acquisition related payments	—	—	—	(57)
Restricted cash	155	—	155	155

Net cash provided by (used in) investing activities	145	(11)	116	21

Financing activities:
Principal payments on long-term debt and obligations under capital leases	(518)	(1,022)	(1,437)	(1,364)
Proceeds from issuance of senior subordinated discount notes, net	—	—	—	3,677
Proceeds from issuance of preferred stock, net	—	—	1,954	—
Proceeds from exercise of restricted stock units	—	3	3	11

Net cash provided by (used in) financing activities	(518)	(1,019)	520	2,324

Effect of exchange rate fluctuation on cash and cash equivalents	(20)	1	(23)	21

Net increase (decrease) in cash and cash equivalents	(596)	(1,706)	(2,167)	(2,109)
Cash and cash equivalents — beginning of period	1,238	4,173	2,809	4,576

Cash and cash equivalents — end of period	$642	$2,467	$642	$2,467

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$168	$131	$561	$260
Supplemental schedule of non-cash investing and financing activities
Financed insurance policies	$—	$—	$570	$663
Conversion of and payment on senior convertible promissory notes and accrued interest into/with common stock	217	331	1524	2,394
Capital expenditures financed through capital lease arrangements	—	—	—	42

Reconciliation of GAAP results to non-GAAP results and Other Financial Data

	Three Months Ended
	September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2007 2006		2007	2006
Revenues:
Software and software related	$1,671	$2,343	$4,890	$5,774
Services	1,367	1,830	4,981	6,500

Total revenues	3,038	4,173	9,871	12,274
Total cost of revenues	1,366	1,848	4,848	6,601

Gross profit	1,672	2,325	5,023	5,673
Total operating expenses	3,358	4,564	10,548	26,187

Operating loss	(1,686)	(2,239)	(5,525)	(20,514)
Interest and other expense, net	(297)	1,145	1,234	1,489

Net loss	(1389)	(3,384)	(6,759)	(22,003)
Preferred stock dividends	210	—	247	—

Net loss applicable to common shareholders	$(1,599)	$(3,384)	$(7,006)	$(22,003)
Non-GAAP adjustments:
Amortization of intangible assets	203	473	905	1,428
Restructuring charges (reversal)	—	(21)	—	195
Stock-based compensation	20	350	144	1,414
Accretion of promissory notes and non-cash interest	237	737	639	1,820
Amortization of deferred financing costs	21	211	120	467
Preferred stock dividends	210	—	247	—
Change in fair value of warrant liabilities	(994)	—	596	—
Litigation costs	—	68	—	1,032
Impairment charge for goodwill	—	—	—	9,877
Change in the fair value of derivative liabilities	6	(24)	(153)	(1,265)

Adjusted net loss from operations	$(1,896)	$(1,652)	$(4,508)	$(7,035)

Basic and diluted loss per common share:
Net loss	$(0.99)	$(3.36)	$(4.76)	$(23.11)

Adjusted net loss from operations	$(1.17)	$(1.64)	$(3.06)	$(7.39)

Weighted average common shares outstanding:
Basic and diluted	1,616	1,008	1,473	952

Key Metrics	Three months ended September 30,
	2007	2006
Total billings	$3,737	$4,442
Software bookings	1,578	4,604